AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

This Amendment to Agreement and Plan of Merger (this “Amendment”) is made as of December 11, 2006 by and among CAPITAL GROWTH SYSTEMS, INC., a Florida corporation (“Capital Growth”), GLOBAL CAPACITY MERGER SUB, INC., a Texas corporation (“Global Capacity Mergeco”), GLOBAL CAPACITY GROUP, INC., a Texas corporation (“Global Capacity”), JOHN ABRAHAM (“Abraham”) and DAVID P. WALSH (“Walsh”), (Abraham and Walsh are hereinafter collectively referred to as the “Shareholders”), under the following circumstances:

R E C I T A L S

A.    The parties hereto entered into an Agreement and Plan of Merger dated as of October 6, 2006 (the “Merger Agreement”), pursuant to which Capital Growth agreed to acquire Global Capacity as part of a reverse triangular merger under which Global Capacity Mergeco will merge with and into Global Capacity, with Global Capacity continuing as the surviving corporation (the “Merger”).

B.    The Merger Agreement provides that the Shareholders are eligible to receive certain Contingent Consideration if certain Annualized Gross Revenue and Annualized Gross Margin thresholds are satisfied.

C.    At the option of Capital Growth, the Second Period Contingent Consideration may be paid, in whole or in part, in Capital Growth Common Stock (the “Transaction Shares”).

D.    The Merger Agreement provides that the Transaction Shares shall be entitled to registration rights on a parri passu basis with the registration rights granted to the investors in the private offering and/or financing to be effected by Capital Growth prior to the Closing Date (the “Investors”).

E.    The parties desire to amend the Merger Agreement to clarify that it is not the intent of Section 10.1 of the Merger Agreement to entitle Shareholders to participate in the same registration in which the Investors participate, but to participate in the Capital Growth registration statement that next follows the issuance of the Transaction Shares, which registration statement will, in any event, be filed within 90 days after the issuance of the Transaction Shares.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.    Amendment to Merger Agreement. The Merger Agreement shall be, and it hereby is, amended as follows:

(A)    The first sentence of Section 10.1 of the Merger Agreement shall be, and it hereby is, deleted and the following shall be added in lieu thereof:

“The Transaction Shares will be unregistered, restricted stock, and shall be subject to the registration rights set forth in the Registration Rights Agreement attached hereto as Exhibit 10.1. The registration rights granted with respect to the Transaction Shares shall be granted with respect to a Capital Growth registration statement to be filed within 90 days after issuance of the Transaction Shares. This provision shall be self-executing and the registration rights under the Registration Rights Agreement shall arise upon issuance of the Transaction Shares even if said Registration Rights Agreement is not executed.”

2.    Miscellaneous.

(A)    Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

(B)    Effectiveness. This Amendment shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies).

(C)    Headings Descriptive; Capitalized Terms. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement, as amended.

(D)    Severability. In the event that any provision of this Amendment is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any court, this Amendment shall be construed as not containing such provision and the invalidity of such provision shall not effect the validity of any other provision hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Amendment as of the day and year first above written.

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/ Thomas G. Hudson
Name:	Thomas G. Hudson
Title:	Chief Executive Officer

GLOBAL CAPACITY MERGER SUB, INC.

By:	/s/ Thomas G. Hudson
Name:	Thomas G. Hudson
Title:	Chief Executive Officer

GLOBAL CAPACITY GROUP, INC.

By:	/s/ David Walsh
Name:	David Walsh
Title:	President

/s/ John Abraham
JOHN ABRAHAM

/s/ David P. Walsh
DAVID P. WALSH

JOINDER

The undersigned, being the spouses of the Shareholders, hereby join in the execution of this Amendment for purposes of consenting to the transactions hereunder to the extent such consent is required by any community property laws.

/s/ Wendy S. Walsh
WENDY S. WALSH

/s/ Julie Abraham
JULIE ABRAHAM